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EXHIBIT 11

Berg Electronics Corp.

COMPUTATION OF NET EARNINGS (LOSS) PER SHARE



Primary Earnings (Loss) per Share:
                            Three Months Ended             Six Months Ended
                                 June 30,_________              June30,__ ________
                                        1997_____             1996_____             1997_____             1996_____
Net income (loss)
  applicable to
  common shares....                    $ 9,845,000          $ 7,612,000              $18,491,000         $(32,832,000)
Average number of
  common shares
  outstanding......                     20,518,972           20,471,038               20,514,332           17,990,681
Assumed exercise of
  options (treasury
  stock method)....                        268,132              292,449                  262,642              --
Shares for primary
  computation......                     20,787,184           20,763,487               20,776,974           17,990,681
Net earnings (loss)
  per share........               $      0.47            $      0.37           $      0.89                 $     (1.82)
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Fully Diluted Earnings (Loss) per Share:
                            Three Months Ended             Six Months Ended
                                 June 30,_________             June 30,____ ______
                                        1997_____             1996_____             1997_____             1996_____
Net income (loss)
  applicable to
  common shares....                    $ 9,845,000            $ 7,612,000         $18,491,000            $(32,832,000)
Average number of
  common shares
  outstanding......                     20,518,972             20,471,038          20,514,332              17,990,681
Assumed exercise of
  options (treasury
  stock method)....                        287,249                292,449         287,249                    --
Shares for fully
  diluted
  computation......                     20,806,221             20,763,487          20,801,581              17,990,681
Net earnings (loss)
  per share........                     $      0.47         $      0.37       $      0.89           $      (1.82)
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